UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Ranger Energy Services, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

RANGER ENERGY SERVICES, INC.
10350 Richmond Avenue, Suite 550
Houston, Texas 77042
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the stockholders of Ranger Energy Services, Inc.:
Notice is hereby given that the 2022 Annual Meeting of Stockholders of Ranger Energy Services, Inc. (the “Company”) will be a completely virtual meeting, on May 20, 2022, at 10:00 a.m. Central Daylight Time (the “Annual Meeting”). There will be no physical meeting location, as the meeting will only be conducted via live webcast. In order to attend the virtual meeting, you must register at www.proxydocs.com/RNGR prior to the start of the meeting.
The Annual Meeting is being held for the following purposes:
1.    To elect the three nominees, Charles S. Leykum, Michael C. Kearney and Krishna Shivram, as Class I directors to the Company’s Board of Directors, each of whom will hold office until the 2025 Annual Meeting of Stockholders and until his successor is elected and qualified or until the earlier of death, resignation or removal.

2.    To approve an amendment to Ranger Energy Services, Inc. 2017 Long-Term Incentive Plan (the "LTIP").
3.     To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2022.
4.    To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
Each outstanding share of the Company’s Class A common stock (NYSE: RNGR) entitles the holder of record at the close of business on March 31, 2022, to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.
We are pleased to take advantage of rules promulgated by the United States Securities and Exchange Commission that allow us to furnish our proxy materials and our annual report to stockholders on the Internet. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our Annual Meeting.
In order to attend the Annual Meeting virtually, you must register in advance at www.proxydocs.com/RNGR prior to the start of the meeting. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting and the ability to submit questions. Please be sure to follow instructions found on your Proxy Card and/or Voting Authorization Form and subsequent instructions that will be delivered to you via email. If you are planning to attend our meeting, please check the website ten days prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.
It is important that you retain a copy of the control number found on the proxy card, voting instruction form or Notice, as such number will be required in order for stockholders to gain access to the virtual meeting.

Voting During the Meeting
You may vote shares registered directly in your name as the shareholder of record electronically during the annual meeting. If you choose to vote your shares online during the Annual Meeting, please follow the instructions provided on your Proxy Notice or the proxy card to log in to www.proxydocs.com/RNGR. You will need the control number included on your Proxy Notice or on your proxy card. If your shares are held in a stock brokerage account or by a bank, broker or other holder of record, you may also vote electronically during the Annual Meeting using your control number provided by your bank, broker or other holder of record.
Even if you plan to participate in the Annual Meeting, the Company strongly recommends that you vote your shares in advance by internet, telephone, or by signing, dating, and returning the proxy card as described below so that your vote will be counted if you later decide not to participate in the annual meeting.
Questions
If you wish to submit a question, you may do so at the time of meeting registration by logging into the virtual meeting platform at www.proxydocs.com/RNGR. Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.
Technical Difficulties
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual annual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page.
WHETHER OR NOT YOU EXPECT TO ATTEND THE VIRTUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES BY INTERNET, TELEPHONE, OR BY SIGNING, DATING AND RETURNING THE PROXY CARD YOU WILL RECEIVE IF YOU REQUEST PRINTED MATERIALS. IF YOU CHOOSE TO ATTEND THE VIRTUAL ANNUAL MEETING, YOU MAY STILL VOTE YOUR SHARES VIRTUALLY, EVEN THOUGH YOU HAVE PREVIOUSLY VOTED OR RETURNED YOUR PROXY BY ANY OF THE METHODS DESCRIBED IN OUR PROXY STATEMENT. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, PLEASE REFER TO THE MATERIALS PROVIDED BY YOUR BANK OR BROKER FOR VOTING INSTRUCTIONS.
ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE MEETING.

By Order of the Board of Directors,
/s/ Stuart N. Bodden
Stuart N. Bodden President, Chief Executive Officer and Director
Houston, Texas
April 8, 2022

RANGER ENERGY SERVICES, INC.

i

RANGER ENERGY SERVICES, INC.
10350 Richmond Avenue, Suite 550
Houston, Texas 77042
PROXY STATEMENT
2022 ANNUAL MEETING OF STOCKHOLDERS
The Board of Directors (the “Board of Directors” or the “Board”) of Ranger Energy Services, Inc. (the “Company”) requests your proxy for the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) that will be held on May 20, 2022, at 10:00 a.m. Central Daylight Time. The 2022 Annual Meeting will be a completely virtual meeting. There will be no physical meeting location, as the meeting will only be conducted via live webcast. By granting the proxy, you authorize the persons named on the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting. The Board has made this proxy statement (the “Proxy Statement”) and the accompanying Notice of Annual Meeting of Stockholders available on the Internet at www.proxypush.com/RNGR. The approximate date on which this Proxy Statement, accompanying Notice of Internet Availability of Proxy Materials (the “Notice”) and proxy card and the Company’s 2022 Annual Report to Stockholders are first being made available to stockholders at www.proxypush.com/RNGR is April 8, 2022.
In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/RNGR prior to the start of the meeting. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting and the ability to submit questions. Please be sure to follow instructions found on your Proxy Card and/or Voting Authorization Form and subsequent instructions that will be delivered to you via email. If you are planning to attend our virtual meeting, please check the website ten days prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.
It is important that you retain a copy of the control number found on the proxy card, voting instruction form or Notice, as such number will be required in order for stockholders to gain access to the virtual meeting.

ABOUT THE ANNUAL MEETING
Purpose of the Annual Meeting
The purpose of the Annual Meeting is for our stockholders to consider and act upon the proposals described in this Proxy Statement and any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. In addition, management will report on the performance of the Company and respond to questions from stockholders.
Proposals to be Voted Upon at the Annual Meeting
At the Annual Meeting, our stockholders will be asked to consider and vote upon the following two proposals:
•Proposal 1: To elect the three nominees, Charles S. Leykum, Michael C. Kearney and Krishna Shivram, to the Board, each of whom will hold office until the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) and until his successor is elected and qualified or until the earlier of death, resignation or removal.
•Proposal 2: To approve an amendment to Ranger Energy Services, Inc. 2017 Long-Term Incentive Plan (the “LTIP”).
•Proposal 3: To ratify the appointment of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered. As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Recommendation of the Board
The Board recommends that you vote FOR each of the nominees to be elected as a Class I director to the Board (Proposal One), FOR the approval of an amendment to the LTIP (Proposal Two) and FOR the ratification of the appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal Three).
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 20, 2022: Annual Report, Notice & Proxy Statement and Proxy Card are available at www.proxypush.com/RNGR
Pursuant to the “notice and access” rules adopted by the United States Securities and Exchange Commission (the “SEC”), we have elected to provide stockholders access to our proxy materials via the Internet. The approximate date on which this Proxy Statement, accompanying Notice and proxy card and the Company’s 2022 Annual Report to Stockholders are first being made available to stockholders at www.proxypush.com/RNGR is April 8, 2022. Such Notice will be sent to all shareholders of record as of March 31, 2022 (the “Record Date”). The Notice includes instructions on how to access our proxy materials over the Internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.
Choosing to receive your future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
Our 2022 Annual Report to Stockholders and this Proxy Statement are available at www.proxypush.com/RNGR.
Voting at the Annual Meeting
The Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), and Class B common stock, par value $0.01 per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”), are the only classes of securities that entitle holders to vote at meetings of the Company’s stockholders. Holders of Class A Common Stock will vote together as a single class on all matters presented at the Annual Meeting. Each share of Common Stock outstanding on the Record Date entitles the holder to one vote at the Annual Meeting. To participate, vote or submit questions, you will receive further instructions via email, including unique links to access the Annual Meeting and to submit questions in advance of the Annual Meeting. Stockholders may vote and submit questions during the Annual Meeting via live webcast.
If, on the Record Date, you hold shares of our Common Stock that are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares. Mediant, Inc. (“Mediant”) is sending these proxy materials directly to you on our behalf. As a stockholder of record, you may vote virtually at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting virtually, you may vote via the Internet by following the instructions on the Notice. If you request printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card or by submitting your vote by telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by way of the Internet, telephone or by completing and returning the proxy card you will receive upon request of printed materials. If you submit a proxy but do not give voting instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated in this Proxy Statement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by: (1) delivering a written notice of revocation addressed to Ranger Energy Services, Inc., Attn: J. Brandon Blossman, 10350 Richmond Ave., Suite 550, Houston, Texas 77042; (2) a duly executed proxy bearing a later date; (3) voting again by Internet or telephone; or (4) attending the Annual Meeting and voting virtually. Your last vote or proxy will be the vote or proxy that is counted. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote or specifically so request.
If, on the Record Date, you hold shares of our Common Stock in an account with a brokerage firm, bank or other nominee, then you are a beneficial owner of the shares and hold such shares in “street name,” and these proxy materials will be forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in their account, and the nominee has enclosed or provided voting instructions for you to use in directing how to vote your shares. The nominee that holds your shares, however, is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares virtually at the Annual Meeting unless a legal proxy from your broker, bank or other nominee confirming your beneficial ownership of the shares as of the Record Date is obtained. Whether or not you plan to attend the Annual Meeting, we urge you to vote by following the voting instructions provided to you to ensure that your vote is counted.

If you are a beneficial owner and do not vote, and your broker, bank or other nominee does not have discretionary power to vote your shares, your shares may constitute “broker non-votes.” Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal and generally occur because the broker (1) does not receive voting instructions from the beneficial owner, and (2) lacks discretionary authority to vote the shares. Brokers and other nominees have discretionary authority to vote on ratification of our independent registered public accounting firm for clients who have not provided voting instructions. However, without voting instructions from their clients, they cannot vote on “non-routine” proposals, including the election of directors. Shares that constitute broker non-votes will be counted for the purpose of establishing a quorum at the Annual Meeting.
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. If you receive more than one Notice, it is because your shares are registered in more than one name or are registered in different accounts. Please follow the instructions on each Notice received to ensure that all of your shares are voted.
A list of stockholders of record as of the Record Date will be available for inspection during ordinary business hours at our offices located at 10350 Richmond Ave., Suite 550, Houston, Texas 77042, for a period of ten days prior to the date of our Annual Meeting. You may also examine our stockholder list during the Annual Meeting by following instructions provided on the Annual Meeting website, which may be accessed at www.proxydocs.com/RNGR.
Quorum Requirement for the Annual Meeting
The presence at the Annual Meeting, whether virtually or by valid proxy, of the persons holding a majority of shares of Common Stock outstanding on the Record Date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. On the Record Date, there were 18,671,361 shares of Class A Common Stock held by approximately 90 stockholders of record, which does not include shareholders whose shares are held in “street name.” Abstentions (i.e., if you or your broker mark “ABSTAIN” on a proxy or voting instruction form, or if a stockholder of record attends the Annual Meeting but does not vote (either before or during the Annual Meeting)) and broker non-votes will be considered to be shares present at the meeting for purposes of a quorum.
Required Votes
Election of Directors.    Each nominated director will be elected by the vote of the plurality of the votes validly cast on the election of directors at the Annual Meeting. Broker non-votes and abstentions are not taken into account in determining the outcome of the election of directors.
Approval of an amendment to the Ranger Energy Services, Inc. 2017 LTIP. Approval of the proposal to amend the LTIP requires approval by a majority of the voting power of the shares of Common Stock present virtually or represented by proxy at the Annual Meeting and entitled to vote. Broker non-votes are not taken into account in determining the outcome of this proposal and abstentions will have the effect of a vote against this proposal.
Ratification of our independent registered public accounting firm.    Approval of the proposal to ratify the Audit Committee’s appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2022, requires the affirmative vote of the holders of at least a majority of the voting power of the shares of Common Stock present virtually or represented by proxy at the Annual Meeting and entitled to vote. Broker non-votes are not taken into account in determining the outcome of this proposal, and abstentions will have the effect of a vote against this proposal.
Solicitation of Proxies
Solicitation of proxies may be made via the Internet, mail, personal interview or telephone by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Common Stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. In addition, the Company has retained Mediant to provide various services relating to the solicitation of proxies, including webhosting, printing, mailing and tabulating votes, for an aggregate fee of approximately $30,000. The Company will bear all costs of solicitation.
Default Voting
A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly execute and submit a proxy, but do not provide any voting instructions, your shares will be voted FOR each of the director nominees listed in Proposal ONE, FOR Proposal TWO and FOR Proposal THREE.
If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

PROPOSAL ONE—ELECTION OF DIRECTORS
The Board of Directors currently consists of nine directors. In accordance with the terms of our Certificate of Incorporation and our Amended and Restated Bylaws, the Board of Directors is divided into three classes: Class I, Class II and Class III, with each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. Each director elected to the Board of Directors will hold office until his or her successor has been elected and qualified or until the earlier of their death, resignation, disqualification or removal. The current members of the classes of our Board are divided as follows:
•Class I (current term expires 2022): Charles S. Leykum, Michael C. Kearney and Krishna Shivram
•Class II (term expires in 2023): Richard E. Agee, Stuart N. Bodden, and Byron A. Dunn,
•Class III (term expires in 2024): Gerald C. Cimador, Brett T. Agee and William M. Austin
The Board of Directors has nominated the following individuals for election as Class I directors of the Company, to serve until the 2025 Annual Meeting, and until his successor is elected and qualified or until the earlier of death, resignation or removal:
Charles S. Leykum
Michael C. Kearney
Krishna Shivram
Each of the above individuals are currently serving as a director of the Company. Biographical information for each individual is contained in the “Directors and Executive Officers” section below.
The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the persons acting under the proxy will vote for the election of a substitute nominee that the Board of Directors recommends.
Vote Required
The election of directors in this Proposal ONE requires the affirmative vote of a plurality of the votes validly cast at the election. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on director elections.
Recommendation
The Board of Directors unanimously recommends that stockholders vote FOR the election of each of the nominees.

DIRECTORS AND EXECUTIVE OFFICERS
After the Annual Meeting, assuming the stockholders elect the three nominees of the Board of Directors as set forth in “Proposal One—Election of Directors,” the Board of Directors of the Company will be, and the executive officers of the Company are:

Name	Age	Title
Stuart N. Bodden	53	President, Chief Executive Officer and Class II Director
J. Brandon Blossman	57	Chief Financial Officer
William M. Austin (1)(3)	75	Chairman of the Board and Class III Director
Brett T. Agee	48	Class III Director
Richard E. Agee (2)(3)	79	Class II Director
Charles S. Leykum	44	Class I Director
Gerald C. Cimador	49	Class III Director
Krishna Shivram (2)	59	Class I Director
Michael C. Kearney (1)(2)(3)	73	Class I Director
Byron A. Dunn (1)	64	Class II Director
___________________________________________
(1)    Member of the Audit Committee.
(2)    Member of the Compensation Committee.
(3)    Member of the Nominating and Governance Committee.
The Company’s Board of Directors currently consists of nine members, and if the stockholders elect each of the nominees to the Board as set forth in “Proposal One—Election of Directors” above, the Board will continue to consist of nine members. The Board of Directors is divided into three classes: Class I, Class II and Class III, with each class serving staggered three-year terms. Each year, one class of directors will stand for re-election as their terms of office expire. Presented below is biographical information about each of the Company’s executive officers, and directors and nominees for director.
Stuart N. Bodden—President, Chief Executive Officer and Director.  Stuart Bodden serves as our President and Chief Executive Officer. Mr. Bodden has over 20 years of experience in various executive roles in the oil and gas industry. Prior to joining Ranger Energy Services in September 2021, Mr. Bodden was President and Chief Executive Officer at Express Energy Services in Houston from 2016 to 2021, after previously serving as President Director for Pacific Energy Corporation Limited, formerly Pacific Oil and Gas in Singapore. Mr. Bodden was a Partner at McKinsey & Company in the Houston and Singapore offices, leading projects in the oilfield services and upstream oil and gas sectors during his 10+ year tenure. Mr. Bodden received his Bachelor of Science degree from Brown University and his Master of Business Administration from The University of Texas, Austin.
J. Brandon Blossman—Chief Financial Officer.   J. Brandon Blossman has served as our Chief Financial Officer (“CFO”) since 2018. Mr. Blossman joined Ranger Energy Services, Inc. in 2018 and served as Vice President of Mergers & Acquisitions, Financial Planning and Analysis until he was appointed to the role of CFO. Prior to joining the Company, from 2008 until 2017, Mr. Blossman served in various positions at Tudor Pickering Holt & Co., most recently as Managing Director, Research. From 2003 to 2008, Mr. Blossman served in positions of increasing responsibility at Reliant Energy, in Corporate Finance, Development and Strategy roles. Mr. Blossman holds a Bachelor of Arts and Master of Business Administration from the University of Texas and a Master of Arts in Clinical Psychology from the University of Houston.
William M. Austin—Chairman of the Board.    William M. Austin has served as Chairman of our Board of Directors since 2021, and has been a member of our board since 2017, as a member of Torrent Energy Services LLC’s board of directors since 2015 and as a member of Ranger Services’ board of directors from its founding in 2014 until 2016, subsequent to which he served as an adviser to Ranger Energy Services LLC’s (“Ranger Services”) board of directors until 2017. Mr. Austin has served as President with Austin Lee Ventures LTD, a Houston, Texas-based investment company, since 2010. Mr. Austin currently serves as a member of the board of directors of Stallion Oilfield Services, a position he has held since 2017, and was formerly a member of the board of directors of Nuverra Environmental Solutions, Inc. (OTCQB: NESC), from 2014 to 2017. He is a former member of the board of directors of Express Energy LLP, a Houston, Texas-based oilfield services company, which was sold in 2014. Mr. Austin served as Executive Vice President and Chief Financial Officer of Exterran Holdings from 2011 until 2014, and he also served as Senior Vice President and Director of Exterran GP, LLC from 2012 until 2014. Mr. Austin holds a Bachelor of Science degree in Electrical Engineering from Brown University, a Master of Science degree from Stevens Institute of Technology and a Master of Business Administration from Columbia University. We believe that

Mr. Austin’s over 35 years of experience across varying industries and history of board service bring important and valuable skills to our Board of Directors.
Brett T. Agee—Director.    Brett T. Agee has served as a member of our Board of Directors since 2017, as the President and Chief Executive Officer of Bayou Well Holdings Company, LLC (“Bayou Holdings”) since 2011 and as the Chief Executive Officer of Ranger Services from 2016 to 2017. Prior to joining us, Mr. Agee served as the Chief Executive Officer of Bayou Well Services, LLC (“Bayou Services”) from its founding in 2009 until our acquisition thereof in 2016. Mr. Agee holds a Bachelor of Science in Geography from Texas A&M University’s College of Geosciences. Mr. Agee is the son of Richard E. Agee, a member of our Board of Directors. We believe that Mr. Agee’s extensive experience in the energy industry and with Bayou Holdings and Bayou Services, as well as his substantial business, leadership and management experience, brings important and valuable skills to our Board of Directors.
Richard E. Agee—Director.    Richard E. Agee has served as a member of our Board of Directors since 2017. Mr. Agee founded Wapiti Energy, LLC, a privately held oil and natural gas company focused on strategic exploration throughout the United States, in 2000, and has served as the Chairman of its board of directors since its founding in 2000, and served as the Chairman of the board of directors of Bayou Services until our acquisition thereof in 2016. Mr. Agee holds both Bachelor of Science and Master of Science degrees in Petroleum Engineering from the University of Wyoming. Mr. Agee was also a Sloan Fellow at the Massachusetts Institute of Technology, where he received his Master of Science. Mr. Agee is the father of Brett T. Agee, a member of our Board of Directors. We believe that Mr. Agee’s extensive experience serving as an officer and director for several energy companies brings important and valuable skills to our Board of Directors.
Charles S. Leykum—Director.    Charles S. Leykum has served as a member of our Board of Directors since 2017 and as a member of Ranger Services’ board of directors since its founding in 2014. Mr. Leykum founded CSL, an energy services-focused private equity firm in 2008. Prior to founding CSL, Mr. Leykum was a Portfolio Manager at Soros Fund Management LLC. Before his time at Soros, he worked in the Principal Investment Area and the Investment Banking Division of Goldman, Sachs & Co. Mr. Leykum currently serves as a member of the board of directors of Sentinel Energy Services Inc. (STNLU). Mr. Leykum graduated with a Bachelor of Arts in Economics from Columbia University and a Master of Business Administration from Harvard Business School in 2004. We believe that Mr. Leykum’s extensive investment experience in the energy industry and service as a director for several energy companies brings important and valuable skills to our Board of Directors. Pursuant to the Stockholders’ Agreement (as defined below), Mr. Leykum has certain rights, subject to certain exceptions, to remain a member of our Board of Directors for so long as CSL beneficially owns at least 10% of our Common Stock.
Gerald C. Cimador—Director.    Gerald C. Cimador has served as a member of our Board of Directors since 2018. He is currently serving as the Chief Financial Officer of CSL, a position he has held since 2008, and as the Chief Financial Officer and Chief Accounting Officer of Sentinel Energy Services Inc. (STNLU), a position he has held since 2017. From 1999 to 2008, Mr. Cimador was Controller of Moore Capital Management LP, a private investment management firm. Prior to that, from 1997 to 1999, Mr. Cimador served as Audit Manager of Ernst & Young LLP. Mr. Cimador started his career as Audit Senior for Goldstein Golub Kessler & Co. from 1994 to 1997. He has a Bachelor of Business Administration in Accounting from Hofstra University. Mr. Cimador’s extensive experience working for our sponsor and investing in the energy industry makes him a valuable addition to our Board of Directors. Pursuant to the Stockholders’ Agreement, Mr. Cimador has certain rights, subject to certain exceptions, to remain a member of our Board of Directors for so long as CSL beneficially owns at least 20% of our Common Stock.
Krishna Shivram—Director.    Krishna Shivram has served as a member of our Board of Directors since 2017. Mr. Shivram currently serves as the Chief Financial Officer of Katerra, an American technology-driven off-site construction company founded in 2015. Mr. Shivram served as Chief Executive Officer and Director of Sentinel Energy Services Inc. (STNLU), from 2017 to 2020. Mr. Shivram served as the Executive Vice President and Chief Financial Officer of Weatherford International plc from 2013 to 2016, and as interim Chief Executive Officer of Weatherford International plc from 2016 to 2017, subsequent to which he evaluated potential opportunities prior to joining us. Immediately prior to joining Weatherford, Mr. Shivram served as Vice President and Treasurer of Schlumberger Ltd. since 2011. Prior to his serving as Vice President and Treasurer, Mr. Shivram held a number of senior management positions at Schlumberger, including Controller—Drilling Group from 2010 to 2011, Manager—Mergers and Acquisitions from 2009 to 2010 and Controller—Oilfield Services from 2006 to 2009. Mr. Shivram is a Chartered Accountant and we believe that his experience in financial accounting, income taxes and treasury operations, along with a strong background in corporate finance and mergers and acquisitions, bring important and valuable skills to our Board of Directors.
Michael C. Kearney—Director.    Michael C. Kearney has served as a member of our board of directors since 2018 and Chairman of our Audit Committee since 2021. Mr. Kearney currently serves as Frank’s International’s Chairman, President and Chief Executive Officer, positions he has held since 2017. Mr. Kearney has served as a member of Frank’s International Supervisory Board since 2013 and has over 25 years of upstream energy executive and board experience in the oil services sector. Mr. Kearney was appointed to Frank’s International Supervisory Board in 2013 and was Lead Supervisory Director from 2014 until 2015, when he was named Chairman. In addition, Mr. Kearney served on the Frank’s International Audit Committee from 2013 until 2017 and the Frank’s International Compensation Committee from 2014 until 2016. Mr. Kearney previously served as President and Chief Executive Officer of DeepFlex Inc., a privately held oilfield services company which was engaged in the manufacture of flexible composite pipe used in offshore oil and gas production, from 2009 until 2013, and served as the Chief Financial Officer of DeepFlex Inc. from 2008 until 2009. Mr. Kearney served as Executive Vice President and Chief Financial Officer of Tesco Corporation from 2004 to 2007. From 1998 until 2004, Mr. Kearney served as the Chief Financial Officer and Vice President—Administration of Hydril Company. In addition to his executive experience, Mr. Kearney’s oilfield services experience extends to serving on the board of directors of Core Laboratories from 2004 until 2017, most recently as its Lead Director, and serving on the Board and Audit Committee of Fairmount Santrol from 2015 until its merger with Unimin Corporation in 2018. Mr. Kearney received a Bachelor of Business Administration degree from Texas A&M University, as well as a Master of Science degree in Accounting from the University of Houston. Mr. Kearney was selected as a director because of his experience in the oil and gas industry and his experience serving on the board of directors of other companies.
Byron A. Dunn—Director.    Byron A. Dunn has served as a member of our board of directors since 2020. Mr. Dunn was a founder of Independence Contract Drilling, Inc. (“Independence”) in 2011 and served as Director, President and Chief Executive Officer of Independence until October 2018, upon his retirement. From 2007 to 2010, Mr. Dunn served as Director, President and Chief Executive Officer of Global Energy Services, whose Drilling Group formed the rig manufacturing division of Independence. From 2010 to 2011, Mr. Dunn served as a Director, President and Chief Executive Officer of Erin Energy Corp. Prior to this role, Mr. Dunn served as Vice President of National Oilwell Varco (NYSE: NOV) and Chairman of the board of directors of TTS Marine ASA. Mr. Dunn has over 15 years of experience in investment banking, last serving as Executive Director of the UBS Global Energy and Power Group. Mr. Dunn earned a Bachelor of Science in Chemical Engineering from the Illinois Institute of Technology and a Master of Business Administration from the University of Chicago Booth School of Business. Mr. Dunn is a Chartered Financial Analyst and is a member of the American Institute of Chemical Engineers and the Society of Petroleum Engineers. The Company believes Mr. Dunn’s experience in the oil and gas industry and his experience serving on the board of directors of other companies bring valuable experience to the Board.

MEETINGS AND COMMITTEES OF DIRECTORS
The Board of Directors held 18 meetings and its independent directors met in executive session seven times during 2021. During 2021, all of our directors attended at least 75% of the meetings of the Board of Directors and the meetings of the committees of the Board of Directors on which each director served.
The Board of Directors currently have three standing committees, the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee.
The Board of Directors and the Audit Committee each expect to meet a minimum of four times per calendar year in 2022 and future years. The Compensation Committee and Nominating and Governance Committee expects to meet a minimum of once per calendar year in 2022 and future years.
Audit Committee.    During the year ended December 31, 2021, Messrs. Kearney, Austin, Miller and Dunn served as members of the Audit Committee. Mr. Dunn was appointed to the Audit Committee in May 2021. Currently, the members of the Audit Committee are Messrs. Kearney (Chairman), Austin and Dunn. The Audit Committee held four meetings during 2021. Additional information regarding the functions performed by the Audit Committee and its membership is set forth in the “Audit Committee Report” included herein and also in the “Audit Committee Charter” that is posted on the Company’s website at www.rangerenergy.com.
The Audit Committee oversees, reviews, acts and reports on various auditing and accounting matters to the Board of Directors, including: the selection of the Company’s independent registered public accounting firm, the scope of annual audits, fees to be paid to the independent registered accounting firm, the performance of the Company’s independent registered public accounting firm and the Company’s accounting practices. In addition, the Audit Committee oversees the Company’s compliance programs relating to legal and regulatory requirements, and is responsible for overseeing the Company’s assessment and management of financial reporting and internal control risks, as well as other financial risks, such as the credit risks associated with counterparty exposure.
Compensation Committee.    During the year ended December 31, 2021, Messrs. Shivram, R. Agee, Miller and Kearney served as members of the Compensation Committee. Currently, the members of the Compensation Committee are Messrs. Shivram (Chairman), R. Agee, and Kearney. The Compensation Committee held one meeting during 2021. Additional information regarding the functions performed by the Compensation Committee and its membership is set forth in the “Compensation Committee Charter” that is posted on the Company’s website at www.rangerenergy.com.
The Compensation Committee reviews and approves all compensation of directors and executive officers, including salaries, bonuses and compensation plans, policies and programs of the Company and administers all plans of the Company under which shares of common stock may be acquired by directors or executive officers of the Company. The Compensation Committee has the authority to hire a compensation consultant to assist the committee in fulfilling its duties. In 2022, the Compensation Committee hired Longnecker & Associates to assist with setting executive compensation.
Nominating and Governance Committee.    The members of the Nominating and Governance Committee are Messrs. Austin (Chairman), Kearney, and R. Agee. The Nominating and Governance Committee was appointed by the Board of Directors in 2021 to assist in fulfilling its oversight responsibilities. There were no meetings held by the Nominating and Governance Committee during 2021. Additional information regarding the functions performed by the Nominating and Governance Committee and its membership is set forth in the “Nominating and Governance Committee Charter” that is posted on the Company’s website at www.rangerenergy.com.
The Nominating and Governance Committee, amongst other responsibilities, identifies individuals qualified to be members of the Board of Directors and to recommend to the Board director nominees for the next annual meeting of shareholders, advises the Board about the appropriate composition of the Board and its Committees, recommends to the Board the directors to serve on each outstanding Committee and oversees the development and implementation of management’s succession planning.

EXECUTIVE COMPENSATION
We are currently considered a smaller reporting company and an emerging growth company for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures. Further, our reporting obligations generally extend only to the individuals who served as our Chief Executive Officer and our two other most highly compensated executive officers during fiscal year 2021.
In accordance with the foregoing, our Named Executive Officers (“NEOs”) for fiscal year 2021 were:

Name	Current Principal Position
Stuart N. Bodden (1)	President, Chief Executive Officer and Director
J. Brandon Blossman	Chief Financial Officer
Darron M. Anderson (2)	Former President, Chief Executive Officer and Director
William M. Austin (3)	Former Interim President and Chief Executive Officer; Chairman of the Board of Directors
_______________________________________________
(1) Mr. Bodden began serving as our President and Chief Executive Officer in September 2021.
(2) Mr. Anderson served as our President and Chief Executive Officer until his resignation in July 2021.
(3) Mr. Austin served as our interim President and Chief Executive Officer from July 2021, following Mr. Anderson’s resignation, until September 2021 when Mr. Bodden was appointed. Prior to his appointment as our interim President and Chief Executive Officer, Mr. Austin served, and continues to serve, as the Chairman of the Board of Directors.
Summary Compensation Table
The following table summarizes, with respect to our NEOs, information relating to compensation earned for services rendered in all capacities during the fiscal years ended December 31, 2021 and 2020.

Name and Principal Position	Year	Salary (1) ($)	Bonus (2) ($)	Stock Awards(3) ($)	Other Compensation(4) ($)	Total ($)
Stuart N. Bodden (5)	2021	150,000	150,000 (6)	1,458,783	2,724	1,761,507
President and Chief Executive Officer

J. Brandon Blossman	2021	303,462	33,750	301,444	2,765	641,421
Chief Financial Officer	2020	267,116	80,608	175,429	7,107	530,260

Darron M. Anderson (7)	2021	237,019	56,250	—	89,138	382,407
Former President and Chief Executive Officer	2020	445,192	199,527	687,964	—	1,332,683

William Austin (8)	2021	229,154 (9)	—	76,460 (10)	748	305,614
Former Interim President and Chief Executive Officer; Chairman of the Board of Directors
_______________________________________________
(1)    Represents base salary earned during the respective fiscal year.
(2)    Represents one-time discretionary cash bonuses earned during the respective fiscal year.
(3)    Represents the aggregate grant-date fair value under accounting standards for recognition of share-based compensation expense for the respective year. The Company issued performance-based restricted stock units (referred to as “Performance Stock Units” or “PSUs”) and restricted stock awards (“Restricted Stock” or “RSAs”) during the respective fiscal year. The amounts reflected in this column represent the grant date fair value of the PSUs and RSAs granted to the NEOs pursuant to the LTIP, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718. The PSUs are presented at target value. For further discussion of the respective awards, please see Note 8—Equity-Equity Based Compensation of the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2021 and “—Outstanding Equity Awards at 2021 Fiscal Year-End” below.
(4)    Represents employer contributions to the 401(k) Plan (as defined below) and life insurance premiums.
(5)    Mr. Bodden began serving as our President and Chief Executive Officer in September 2021.
(6)    Represents transition services for our President and Chief Executive Officer (as described in his Employment Agreement).
(7)     Mr. Anderson served as our President and Chief Executive Officer until his resignation in July 2021.
(8)     Mr. Austin served as our interim President and Chief Executive Officer from July 2021, following Mr. Anderson’s resignation, until September 2021 when Mr. Bodden was appointed. Prior to his appointment as our interim President and Chief Executive Officer, Mr. Austin served, and continues to serve, as the Chairman of the Board of Directors.

(9)     Of the amount shown, $139,154 represents base salary earned for service as our interim President and Chief Executive Officer during 2021 and $90,000 represents cash retainer payments earned for service as a director during 2021.
(10)     Represents the aggregate grant date fair value under accounting standards for recognition of share-based compensation expense for restricted stock granted in 2021 for service as a director, computed in accordance with FASB ASC Topic 718. Mr. Austin was granted 9,740 shares of restricted stock on August 6, 2021, with a fair value of $7.85 per share, which amount is based on the closing price of one share of our Class A Common Stock on the date of grant. For further discussion of such award, please see “Note 8—Equity-Equity Based Compensation,” of the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2021.
Outstanding Equity Awards at 2021 Fiscal Year-End
The following table presents information regarding outstanding incentive units held by our NEOs as of December 31, 2021.

	Option Awards(1)		Stock Awards(3)
Name	Number of Securities Underlying Unexercised Options Exercisable (2) (#)	Number of Securities Underlying Unexercised Options Unexercisable(2) (#)	Number of Shares or Units of Stock that have not Vested (#) (4)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Stuart N. Bodden
Performance Stock Units	—	—	—	—	100,942	1,036,674
Restricted Stock	—	—	67,295	691,120	—	—

J. Brandon Blossman
Performance Stock Units	—	—	—	—	54,830	563,104
Restricted Stock	—	—	38,610	396,525	—	—

Darron M. Anderson (6)
Class C units	100,000	—	—	—	—	—
Class D units	200,000	—	—	—	—	—
Performance Stock Units	—	—	—	—	—	—
Restricted Stock	—	—	—	—	—	—

William Austin	—	—	9,740	100,030	—	—
_______________________________________________
(1)    The Class C and Class D units represent Ranger Holdings Incentive Units or Ranger Holdings II Incentive Units that were outstanding as of December 31, 2021.
(2)    Awards reflected as “Exercisable” are incentive units that have vested. As of February 1, 2020, all Class C units and Class D units were fully vested.
(3)    The PSUs and RSAs represent equity-based compensation as described further under “—Additional Narrative Disclosures—Performance Stock Units” and “—Additional Narrative Disclosures—Restricted Stock.”
(4)    Except with respect to Mr. Austin, represents time-vested Restricted Stock granted on each of March 20, 2019, April 3, 2020, and May 7, 2021. Restricted Stock generally vest in one-third increments on each of the first, second and third anniversaries of the respective date of grant. With respect to Mr. Austin, represents restricted stock granted on August 6, 2021 for service as a director.
(5)    Represents Performance Stock Units granted in calendar year 2019, 2020, and 2021, which are subject to a three-year performance period ending on March 21, 2022, March 11, 2023, and March 15 2024, respectively. The actual number of Performance Stock Units that are earned will be determined in a Board meeting subsequent to the end of each respective performance period based on our total shareholder return relative to the total shareholder return of each member of a predefined peer group as described further under “—Additional Narrative Disclosures—Performance Stock Units.”
(6)     Following Mr. Anderson’s resignation in July 2021, he retained his vested Class C and Class D units and continued to hold such units on December 31, 2021.

Additional Narrative Disclosures
Base Salary
Each NEO’s base salary is a fixed component of compensation that does not vary depending on the level of performance achieved. Base salaries are determined for each NEO based on his or her position and responsibility. Pursuant to the employment agreements we maintain with our NEOs, each NEO’s base salary may be increased but not decreased except in connection with a reduction of up to 10% that applies to all similarly situated employees that is necessary to allow us to avoid violating one or more financial covenants contained in loan agreements or similar financing arrangements. Our Compensation Committee reviews the base salaries for each NEO annually as well as at the time of any promotion or significant change in job responsibilities and in connection with each review, our Board of Directors considers individual and company performance over the course of the applicable year.
During 2021, our NEOs who were serving as of December 31, 2021 had the following annualized base salaries: (i) Mr. Bodden—$500,000 and (ii) Mr. Blossman—$300,000.
Cash Bonuses
We do not maintain a formal bonus program for our NEOs. However, our NEOs have historically been eligible to receive discretionary bonuses, based in part upon pre-established performance criteria, to recognize their significant contributions and aid in our retention efforts. Our Compensation Committee determines whether each NEO is eligible to receive a cash bonus for a given year and sets the amount of such cash bonus.
Mr. Blossman received a one-time discretionary bonus in 2021 of $33,750. Mr. Bodden did not receive any cash bonuses in 2021.
Performance Stock Units
PSUs were granted under the LTIP to each of Messrs. Blossman and Hooker during calendar years 2019, 2020 and 2021 and also to Mr. Bodden in 2021. In each year, the target value of the PSU grants to Messrs. Blossman and Hooker was approximately 50% of each officer’s total LTIP award. The target value of the PSU grants to Mr. Bodden was approximately 55% of his total LTIP award for 2021.
    Each PSU represents one share of the Company’s Class A Common Stock and is earned based on performance over a three-year performance cycle, will end on (i) March 21, 2022 for the PSUs granted in the calendar year 2019 (the “2019 PSUs”), (ii) March 11, 2023 for the PSUs granted in the calendar year 2020 (the “2020 PSUs”), and (iii) March 15 2024 for PSUs granted in the calendar year 2021 (the “2021 PSUs”). Upon completion of the three-year performance cycle, the Board of Directors will determine final payout levels, and Class A Common Stock will be distributed to each of the NEOs. Performance is determined by the relative Total Shareholder Return (“TSR”) of the Company in comparison to the applicable Peer Group and the absolute TSR of the Company. Each of the two performance measures, absolute TSR and relative TSR, are weighted equally in determining the earned award, with maximum performance in both measures resulting in an earned award of 200% of target.
    The Peer Groups to which the Company’s relative TSR performance will be compared for the each of the awards are as follows:
•With respect to the 2019 PSUs, the Peer Group includes: Nine Energy Services, Inc., Basic Energy Services, Key Energy Services, Inc., Parker Drilling Company, Select Energy Services, Inc., Pioneer Energy Services, Inc., Mammoth Energy Services, Inc., Flotek Industries, Inc. and Independence Contract Drilling, Inc.
•With respect to the 2020 PSUs, the Peer Group includes: Nine Energy Services, Inc., Mammoth Energy Services, Inc., Flotek Industries, Inc., Independence Contract Drilling, Inc., KLX Energy Services Holdings, Inc., NexTier Oilfield Solutions, Inc., Patterson-UTI Energy, Inc., Quintana Energy Services, Inc., and Select Energy Services, Inc.
•With respect to the 2021 PSUs, the Peer Group includes: Mammoth Energy Services, Inc., Flotek Industries, Inc., Independence Contract Drilling, Inc., KLX Energy Services Holdings, Inc.., Select Energy Services, Inc., Dril-Quip, Newpark, RPC, Solaris, and US Well Services
    Threshold performance, with respect to absolute TSR, is stock price growth of 10% above the base price of $7.80, $4.29, and $6.08 for the 2019, 2020, and 2021 PSU awards, respectively, at which 25% of the target award tied to this measure is earned. Stock price growth below the 10% results in no award being earned with respect to absolute TSR. Threshold performance, with respect to relative TSR, is total TSR at or above the 30th percentile of the Peer Group, at which 50% of the target award tied to this measure is earned. Performance ranking at or below the 20th percentile results in no award being earned with respect to the relative TSR. With respect to the relative TSR, if there is a 15% decline in stock price compared to the grant date value, then the maximum payout is the target level of 100% regardless of relative rank.
    Target performance, with respect to absolute TSR, is stock price growth of 50% above the base price, at which 100% of the target award tied to this measure is earned. Target performance, with respect to relative TSR, is total TSR at or above the 50th percentile of the Peer Group, at which 100% of the target award tied to this measure is earned.
    Maximum performance with respect to absolute TSR, is stock price growth of 75% above the base price, at which 200% of the target award tied to this measure is earned. Maximum performance, with respect to relative TSR, is total TSR at or above the 100th percentile of the Peer Group, at which 200% of the target award tied to this measure is earned.
    In the event of a change in control during the performance cycle followed by an NEO’s termination of employment without cause within two years following such change in control (and during the performance cycle), all unvested PSUs become fully vested at the target level. If an NEO experiences a termination of employment due to death or disability during the performance cycle, then all of the outstanding PSUs shall become fully vested on such date at the target level.
Restricted Stock
    Restricted Stock was granted to Mr. Blossman during calendar years 2019, 2020 and 2021 and also to Mr. Bodden in 2021. In each year, the target value of the Restricted Stock award granted to Mr. Blossman was approximately 50% of his total LTIP award. The target value of the Restricted Stock award to Mr. Bodden was approximately 45% of his total LTIP award for 2021. Each Restricted Stock award represents one share, are subject to time-based vesting and are contingent upon continued service with the Company. The Restricted Stock will generally vest in equal annual installments on the first three anniversaries of the applicable date of grant.
    If an NEO’s employment is terminated without cause or for good reason, all unvested shares of Restricted Stock that would have vested on or before the first anniversary of the applicable date of termination (assuming that the NEO remained employed) immediately become vested. If an NEO experiences a termination of employment due to death or disability, all unvested shares of Restricted Stock become fully vested. If an NEO is terminated for any other reason, all unvested shares of Restricted Stock are forfeited.
Other Benefits
We offer participation in broad-based retirement, health and welfare plans to all of our employees. We maintain a plan intended to provide benefits under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “401(k) Plan”), where employees were allowed to contribute portions of their base compensation into a retirement account in order to encourage all employees, including any participating NEOs, to save for the future.
Employment, Severance or Change in Control Agreements
Employment Agreements
We currently maintain employment agreements with Messrs. Bodden and Blossman. Each employment agreement generally provides for an initial two-year (in the case of Mr. Blossman) or one-year (in the case of Mr. Bodden) term with automatic renewals for additional consecutive one-year periods, unless either party elects not to renew. Each employment agreement generally provides for an annualized base salary, as described above under “—Additional Narrative Disclosures—Base Salary,” and eligibility to participate in all benefit plans and programs. Each employment agreement also provides that our NEOs are eligible to receive annual bonuses based on company and individual performance metrics established by the Board of Directors, as described above under “—Additional Narrative Disclosures—Cash Bonuses.”
Each employment agreement provides for the following benefits upon a NEOs termination of employment by the employer without “Cause,” as defined in the respective employment agreement: (i) for Mr. Bodden, (a) accrued base salary and earned but unpaid annual bonus (the “Accrued Benefits”), (b) a severance payment equal to one year of then-current annualized base salary, (c) a pro-rated bonus, (d) health insurance reimbursement for 12 months, and (e) accelerated vesting of any unvested portion of his Restricted Stock award granted in September 2021; and (ii) for Mr. Blossman, (a) the Accrued Benefits, (b) continued payment of base salary for six months and (c) extended health benefits shall continue at our expense for 12 months; Upon a resignation of employment by our NEOs for “Good Reason” (as defined in the applicable employment agreement), Messrs. Bodden and Blossman are entitled to the same respective payments that would be due to them upon a termination without Cause.
If a NEOs employment is terminated for any reason other than those described above, no further compensation and benefits will be provided following the termination of the NEOs employment except for payment of the Accrued Benefits. The employment agreements also contain certain restrictive covenants, including provisions that generally prohibit our NEO from competing with or soliciting vendors, suppliers, customers or clients of us and our affiliates. These restrictions generally apply during the term of the NEOs employment and for a period between 18 months and two years following the termination of such employment.

DIRECTOR COMPENSATION
    We provided certain of our independent directors, who served during 2021, with an annual retainer, which was paid in cash and equity-based compensation. All members of our Board of Directors are reimbursed for certain reasonable expenses in connection with their services to us.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Total ($)
William M. Austin (3)	—	—	—
Krishna Shivram	90,000	76,460	166,460
Michael C. Kearney (1)	90,000	76,460	166,460
Brett T. Agee	90,000	76,460	166,460
Byron A. Dunn (1)	90,000	76,460	166,460
Richard E. Agee	50,000	76,460	126,460
Charles S. Leykum	50,000	76,460	126,460
Gerald C. Cimador	50,000	76,460	126,460
Merrill A. Miller	40,000	—	40,000
_______________________________________________
(1)    Represents the director cash retainer payments made during 2021.

(2)    Represents the aggregate grant-date fair value under accounting standards for recognition of share-based compensation expense for restricted stock granted to our independent directors in 2021, computed in accordance with FASB ASC Topic 718. Each of Messrs. Austin, Shivram, Kearney, B. Agee, Dunn, R. Agee, Leykum and Cimador were granted 9,740 shares of restricted stock on August 6, 2021, with a fair value of $7.85 per share, which amount is based on the closing price of one share of our Class A Common Stock on the date of grant. For further discussion of the respective awards, please see “Note 8—Equity-Equity Based Compensation,” of the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2021.
(3)     In accordance with the SEC’s executive compensation disclosure rules, compensation received by Mr. Austin for his service as a director during 2021 has been reported in the Summary Compensation Table above.

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information about our Class A Common Stock that may be issued under the LTIP as of December 31, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted-average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A)) (C)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plan not approved by security holders	—	—	831,473
Total	—	—	831,473
Our only equity compensation plan is the LTIP. The LTIP was approved by our stockholders prior to our initial public offering (“IPO”) but has not been approved by our public stockholders. For further discussion of the respective awards, please see “Note 10—Equity—Equity Based Compensation” of the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2021. In addition, a detailed description of the terms of the LTIP is available in our Registration Statement on Form S-1, last filed on August 3, 2017, under the heading “Executive Compensation—2017 Long-Term Incentive Plan.” To date, time-based restricted stock and performance-based restricted stock units have been granted under the LTIP.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2021, our last completed fiscal year, none of our executive officers served on the board of directors or compensation committee of a company that had an executive officer that served on our Board or our Compensation Committee and participated in deliberations of the Board or the Compensation Committee concerning executive officer compensation. Further, no member of our Board was an executive officer of a company in which one of our executive officers served as a member of the board of directors or compensation committee of that company.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company’s “Corporate Governance Guidelines” cover the following principal subjects:
•the size of the Board of Directors;
•qualifications and independence standards for the Board of Directors;
•director responsibilities;
•Board leadership;
•meetings of the Board and of non-management directors;
•committee functions and independence of committee members;
•compensation of the Board of Directors;
•self-evaluation and succession planning;
•ethics and conflicts of interest (a copy of the current “Code of Business Conduct and Ethics” is posted on the Company’s website at www.rangerenergy.com);
•stockholder communications with directors; and
•access to senior management and to independent advisors.
The Corporate Governance Guidelines are posted on the Company’s website at www.rangerenergy.com. The Corporate Governance Guidelines will be reviewed periodically and any proposed additions to, or amendments of, the Corporate Governance Guidelines will be presented to the Board of Directors for its approval.
The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Guidelines comply with the NYSE rules.
Board Leadership
The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that the optimal Board leadership structure may vary as circumstances warrant. Consistent with this understanding, non-management directors consider the Board’s leadership structure on an annual basis.
The positions of Chairman of the Board and Chief Executive Officer are held by two different individuals. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business and operations, while allowing our Chairman of the Board to lead the Board in its fundamental role of providing advice to and oversight of management. The Chairman of the Board provides leadership to our Board of Directors and works with the Board of Directors to define its structure and activities in the fulfillment of its responsibilities.
Eight out of nine directors are independent under NYSE rules and six out of nine directors are independent under SEC regulations for Audit Committee members. By meeting in executive sessions on a regular basis, the eight independent directors have the opportunity to identify and evaluate issues facing us, engaging in candid dialogue without management being present. The Board reevaluates the efficacy of its leadership structure at least annually.
Identification of Director Candidates
    It is the responsibility of the Nominating and Governance Committee to Board of Directors to identify, evaluate and recommend nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board of Directors that may occur between annual meetings. The Board of Directors endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board of Director duties; and who are likely to be able to serve on the Board of Directors for a sustained period.

While the Board of Directors does not have a formal policy on diversity, it endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors. The Board of Directors believes it has achieved that balance through the representation on the Board of Directors of members having experience in the oil and gas and oilfield services industries, accounting and investment analysis, and legal and corporate governance, among other areas. The Board of Directors does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.
In identifying potential director candidates, the Board of Directors solicits recommendations from existing directors and senior management, to be considered by the Board of Directors along with any recommendations that have been received from stockholders as discussed in more detail below. The Board of Directors may also, in its discretion, retain, and pay fees to, a search firm to provide additional candidates.
Communications with the Board of Directors
Stockholders or other interested parties can contact any director, any committee of the Board or our non-management directors as a group, by writing to them c/o J. Brandon Blossman, Ranger Energy Services, Inc., 10350 Richmond Ave., Suite 550, Houston, Texas 77042. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee. All such communications will be forwarded to the appropriate member(s) of the Board.
Director Independence
The Company’s standards for determining director independence require the assessment of directors’ independence each year. A director cannot be considered independent unless the Nominating and Governance Committee and the Board of Directors affirmatively determine that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, including any of the relationships that would disqualify the director from being independent under the rules of the NYSE.
The Board of Directors has assessed the independence of each non-employee director under the Company’s guidelines and the independence standards of the NYSE. The Board of Directors affirmatively determined that each of Messrs. B. Agee, R. Agee, Austin, Cimador, Dunn, Kearney, Leykum and Shivram are independent.
In connection with its assessment of the independence of each non-employee director, the Board of Directors also determined that each of Messrs. B. Agee, R. Agee, Austin, Dunn, Kearney and Shivram are independent as defined in Section 10A of the Exchange Act and under the standards set forth by the NYSE applicable to members of the Audit Committee.
Financial Literacy of Audit Committee and Designation of Financial Experts
The Nominating and Governance Committee of the Board of Directors evaluated each of the members of the Audit Committee for financial literacy and the attributes of a financial expert. The Board of Directors determined that each of the Audit Committee members is financially literate and that each satisfy the definition of “audit committee financial expert” as defined by the SEC.
Oversight of Risk Management
The Board of Directors as a whole oversees the Company’s assessment of major risks and the measures taken to manage such risks. For example, the Board of Directors:
•oversees the long-term strategic plans of the Company and assesses risks and efforts to mitigate such risks that would cause the Company to fail to achieve its strategic goals;
•reviews management’s capital spending plans, approves the Company’s capital budget and requires that management present for Board review significant departures from those plans;
•oversees management of the Company’s indirect exposure to commodity price fluctuations through regular review with executive management;
•monitors the Company’s liquidity profile and its compliance with the financial covenants contained in its borrowing arrangements; and
•has established specific dollar limits on the commitment authority of members of senior management for certain transactions and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions.

The Company’s Audit Committee is responsible for overseeing the Company’s assessment and management of financial reporting and internal control risks, as well as other financial risks, such as the credit risks associated with counterparty exposure. The Audit Committee is responsible for discussing with management the Company’s significant financial risk exposures and the actions management has taken to monitor and control such exposures. Management and the Company’s independent registered public accounting firm report regularly to the Audit Committee on those subjects.
    The Company’s Compensation Committee is responsible for overseeing the Company’s overall compensation programs and policies for employees as they relate to risk management and risk taking initiatives.
Employee, Officer and Director Hedging
    Under the Company’s Insider Trading Policy, no director, officer or employee may engage in hedging or monetization transactions, whether director or indirect, involving the Company’s securities. Additionally, any such activities are prohibited regardless of whether they are in possession of material or non-public information. Transactions involving derivative securities, whether or not entered into for hedging or monetization purposes, may also create the appearance of impropriety in the event of any unusual activity in the underlying equity security.
Attendance at Annual Meetings
The Board of Directors encourages all directors to attend the annual meetings of stockholders, if practicable. All directors attended the 2021 Annual Meeting last year. We anticipate that substantially all of our directors will attend the 2022 Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables present certain information regarding the beneficial ownership of Common Stock as of the Record Date, by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each NEO of the Company, (iii) each nominee and director of the Company and (iv) all directors and executive officers as a group. Unless otherwise noted, the mailing address of each person or entity named below is 10350 Richmond Ave., Suite 550, Houston, Texas 77042.
As of the Record Date, 18,671,361 shares of our Class A Common Stock, no shares of our Class B Common Stock and 6,000,001 shares issued or outstanding of Series A Convertible Preferred Stock were outstanding. Additionally, we have 454,948 restricted stock awards that have been issued, however are not yet vested and are entitled to voting rights.

	Shares Beneficially Owned by Certain Beneficial Owners and Management
	Class A Common Stock
	Number of	Voting Power
	Shares
5% Stockholders
CSL Fund II Preferred Holdings, LLC(1)(8)	4,548,582	24%
CSL Energy Opportunity Fund I, LP(2)(9)	1,824,822	10%
CSL Energy Holdings I, LLC(3)(10)	796,146	4%
CSL Capital Management, LP(4)	19,480	*
Bayou Well Holdings Company, LLC(5)(7)	2,614,107	14%
Entities advised by or sub-advised by T. Rowe Price Associates, Inc.(6)	5,144,222	27%

Directors and Named Executive Officers:
Stuart N. Bodden	61,612	*
J. Brandon Blossman	89,452	*
Brett T. Agee(7)	59,972	*
Richard E. Agee(7)	147,671	*
William M. Austin	94,100	*
Gerald C. Cimador	—	*
Krishna Shivram	53,326	*
Michael C. Kearney	51,054	*
Byron A. Dunn	31,208	*
Directors and executive officers as a group	588,395	3%
_______________________________________________
*     Represents one percent or less of total voting power.
(1) This information is based on the information provided to the Company by the stockholder as of March 1, 2022 and gives effect to the conversion of the Class B common stock to shares of our Class A common stock in October 2021 and the distribution of our Class A common stock to their investors upon the dissolution of certain CSL Entities. This information may differ from the ownership reported on Schedule 13D/A jointly filed by Charles Leykum and the other Reporting Persons stated therein with the SEC on September 22, 2021. Consists of 4,548,582 shares, all of which are Class A Common Stock.
(2) This information is based on the information provided to the Company by the stockholder as of March 1, 2022 and gives effect to the conversion of the Class B common stock to shares of our Class A common stock in October 2021 and the distribution of our Class A common stock to their investors upon the dissolution of certain CSL Entities.
(3) This information is based on the information provided to the Company by the stockholder as of March 1, 2022 and gives effect to the conversion of the Class B common stock to shares of our Class A common stock in October 2021 and the distribution of our Class A common stock to their investors upon the dissolution of certain CSL Entities. This information may differ from the ownership reported on Schedule 13D/A filed by Charles Leykum and the other Reporting Persons stated therein with the SEC on September 22, 2021. Consists of 796,146 shares, all of which are Class A Common Stock.
(4) Consists of 19,480 restricted stock, all of which were granted to CSL Capital Management from the 2017 Long-Term Incentive Plan that will fully vest in August 2022.
(5) This information is based solely on Schedule 13D/A filed by Bayou Well Holdings Company, LLC with the SEC on February 25, 2022. Consists of 2,614,107 shares, all of which are Class A Common Stock.

(6) This information is based solely on Schedule 13G/A filed by jointly by T. Rowe Price Associates, Inc. (“TRPA”), T. Rowe Price Small-Cap Value Fund, Inc. (“TRPSC”) and T. Rowe Price U.S. Small-Cap Value Equity Trust (“TRPET”) with the SEC on February 14, 2022, reporting ownership as of December 31, 2021. TRPA reported that, as an investment adviser, it beneficially owned 4,113,779 shares of Class A Common Stock, sole voting power with respect to 1,112,659 shares and sole dispositive power with respect to 4,113,779 shares and no shared voting or dispositive power. TRPSC reported that, as an investment company, it beneficially owned 3,001,120 shares of Common Stock of the Company, over which it has sole voting power with respect to 3,001,120 shares and no sole dispositive power, no shared voting power and no shared dispositive power. TRPA reported that, as an investment adviser, it beneficially owned 1,030,443 shares of Class A Common Stock, sole voting power with respect to 1,030,443 shares and sole dispositive power with respect to 1,030,443 shares and no shared voting or dispositive power. The mailing address of TRPA, TRPSC and TRPET is 100 E. Pratt Street, Baltimore, Maryland 21202.
(7) Bayou Holdings is controlled by Messrs. Brett and Richard E. Agee, each of whom is a manager of Bayou Holdings and member of our Board of Directors. Therefore, Messrs. Brett and Richard E. Agee may be deemed to share voting and dispositive power over the shares held by Bayou Holdings and may also be deemed to be the beneficial owner of such shares. The mailing address of Bayou Holdings is 1310 West Sam Houston Parkway, North, Houston, Texas 77043.
(8) CSL Fund II Preferred Holdings, LLC (“CSL Holdings II”) is managed by its managing member, the managing member of which is Mr. Leykum. Therefore, Mr. Leykum may be deemed to share voting and dispositive power over the shares held by CSL Holdings II and may also be deemed to be the beneficial owner of such shares. Mr. Leykum disclaims beneficial ownership of these shares in excess of his pecuniary interest therein. The mailing address of CSL Holdings II is 2500 Summer Street, Suite 1100, Houston, Texas 77007.
(9) CSL Energy Opportunity Fund I, LP (“CSL Energy Opportunity”) is managed by its managing member, the managing member of which is Mr. Leykum. Therefore, Mr. Leykum may be deemed to share voting and dispositive power over the shares held by CSL Energy Opportunity and may also be deemed to be the beneficial owner of such shares. Mr. Leykum disclaims beneficial ownership of these shares in excess of his pecuniary interest therein. The mailing address of CSL Energy Opportunity is 2500 Summer Street, Suite 1100, Houston, Texas 77007.
(10) CSL Energy Holdings I, LLC (“CSL Energy Holdings”) is managed by its managing member, the managing member of which is Mr. Leykum. Therefore, Mr. Leykum may be deemed to share voting and dispositive power over the shares held by CSL Energy Holdings and may also be deemed to be the beneficial owner of such shares. Mr. Leykum disclaims beneficial ownership of these shares in excess of his pecuniary interest therein. The mailing address of CSL Energy Holdings is 2500 Summer Street, Suite 1100, Houston, Texas 77007.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and anyone beneficially holding 10% or more of a registered class of our equity securities to file reports with the SEC showing their holdings of, and transactions in, these securities. Except as discussed below, based solely on a review of copies of such reports, and written representations from each reporting person that no other reports are required, we believe that during 2021, all reporting persons filed the required reports on a timely basis under Section 16(a).
During the year ended December 31, 2021, each of Charles S. Leykum and CSL Capital Management were delinquent with respect to filing a Form 4 required in connection with the issuance of equity compensation for services rendered as a director of the Company which was settled by issuing restricted stock awards in August 2021.
During the year ended December 31, 2021, each of Charles S. Leykum and CSL Capital Management were delinquent with respect to filing a Form 4 required in connection with the termination of the tax receivable agreement of $3.0 million due to CSL in November 2021 which was settled by issuing shares of our Class A common stock to entities affiliated with CSL.

TRANSACTIONS WITH RELATED PERSONS
Policies and Procedures for Review of Related Party Transactions
A “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:
•any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;
•any person who is known by us to be the beneficial owner of more than 5% of any class of our voting securities;
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our Common Stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our Common Stock; and
•any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.
Our Board of Directors adopted a written Related Party Transactions policy prior to the completion of our IPO. Pursuant to this policy, our Audit Committee has and will continue to review all material facts of all Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, our Audit Committee takes into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, (ii) the benefits of the transaction to the Company and the Related Person, (iii) the extent of the Related Person’s interest in the transaction, (iv) the nature of the interest of the Related Person and (v) whether the transaction may involve a conflict of interest. Further, the policy requires that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.
There have been no Related Party Transactions since our IPO, where the procedures described above did not require review, approval or ratification or where these procedures were not followed. In addition, since January 1, 2021, there have not been any transactions or series of similar transactions to which the Company was or is a party in which the amount involved exceeded or exceeds $120,000 and in which any of the Company’s directors, executive officers, holders of more than 5% of any class of its voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described in “Executive Compensation” above and the transactions described or referred to below.
Registration Rights Agreement
In connection with our IPO, we entered into a registration rights agreement (the “Registration Rights Agreement”) with Ranger Energy Holdings LLC, Ranger Energy Holdings II, LLC, Torrent Energy Holdings, LLC and Torrent Energy Holdings II, LLC (together, the “Existing Owners”) and CSL Energy Opportunities II, L.P., CSL Energy Holdings II, LLC and Bayou Holdings (together, the “Bridge Loan Lenders”). The Registration Rights Agreement contains provisions by which we agree to register under the federal securities laws the offer and resale of shares of our Class A Common Stock by the Existing Owners and the Bridge Loan Lenders or certain of their affiliates or permitted transferees under the Registration Rights Agreement. These registration rights will be subject to certain conditions and limitations. We will generally be obligated to pay all registration expenses in connection with these registration obligations, regardless of whether a registration statement is filed or becomes effective.
Stockholders’ Agreement
In connection with our IPO, we entered into a stockholders’ agreement (the “Stockholders’ Agreement”) with the Existing Owners and the Bridge Loan Lenders. Among other things, the Stockholders’ Agreement provides CSL and Bayou Holdings with the right to designate nominees to our board of directors (each, as applicable, a “CSL Director” or “Bayou Director”) as follows:
•for so long as CSL beneficially owns less than 50% but at least 30% of our Common Stock, at least three members of the Board of Directors shall be CSL Directors;

•for so long as CSL beneficially owns less than 30% but at least 20% of our Common Stock, at least two members of the Board of Directors shall be CSL Directors;
•for so long as CSL beneficially owns less than 20% but at least 10% of our Common Stock, at least one member of the Board of Directors shall be a CSL Director; and
•once CSL beneficially owns less than 10% of our Common Stock, CSL will not have any Board designation rights.
In the event the size of our Board of Directors is increased or decreased at any time to other than eight directors, CSL’s nomination rights will be proportionately increased or decreased, respectively, rounded up to the nearest whole number.
Pursuant to the Stockholders’ Agreement we, the Existing Owners and the Bridge Loan Lenders will be required to take all necessary actions, to the fullest extent permitted by applicable law (including with respect to any fiduciary duties under Delaware law), to cause the election of the nominees of such CSL Directors.
In addition, the Stockholders’ Agreement provides that for so long as CSL beneficially owns at least 30% of our Common Stock, CSL will have the right to cause any committee of our Board of Directors to include in its membership at least one director designated by CSL, except to the extent that such membership would violate applicable securities laws or stock exchange rules. The rights granted to CSL to designate directors are additive to and not intended to limit in any way the rights that CSL may have to nominate, elect or remove our directors under our certificate of incorporation, bylaws or the Delaware General Corporation Law.
Further, the Stockholders’ Agreement contains provisions relating to the transfer of our Common Stock or Ranger Units by the Existing Owners. Specifically, any transfer of our Common Stock or Ranger Units by either Ranger Holdings or Ranger Holdings II requires the approval of each of such Existing Owners; provided, however, that any such transfer by Ranger Holdings II made without a corresponding transfer by Ranger Holdings, with the amounts of such corresponding transfers in proportion to such Existing Owners’ aggregate ownership of shares of our Common Stock, shall require the further prior written approval of Bayou Holdings. Any transfer of our Common Stock or Ranger Units by either Torrent Holdings or Torrent Holdings II requires the approval of each of such Existing Owners, but does not require the approval of Bayou Holdings.
Tax Receivable Agreement (“TRA”) Termination and Class B Common Stock Redemption
During the year ended December 31, 2021, the Company entered into a definitive agreement with affiliates of CSL and Bayou Holdings to terminate the TRA. In consideration of the TRA Termination Agreement, the Company issued an aggregate of 376,185 shares of Class A Common Stock of the Company to affiliates of CSL Capital Management and Bayou Holdings.
During the year ended December 31, 2021, in connection with the TRA Termination Agreement, RNGR Energy Services LLC (“Ranger LLC”) redeemed CSL’s and Bayou Holdings’ outstanding units in Ranger LLC and corresponding shares of its Class B Common Stock for an equivalent number of shares of Class A Common Stock. Following the redemptions, no shares of Class B Common Stock were issued or outstanding.
Series A Preferred Stock
On September 10, 2021, the Company entered into that certain Registration Rights Agreement by and among the Company and the Preferred Holders (as defined therein) (the “Series A Registration Rights Agreement”), in connection with the Series A Securities Purchase Agreement, by and between the Company, T. Rowe Price Small-Cap Value Fund, Inc. and the other purchasers thereto, pursuant to which we issued 6,000,001 shares of our Series A Preferred Stock as consideration for $42.0 million cash. Pursuant to the Series A Registration Rights Agreement, we agreed, among other things, to file with the SEC a shelf registration statement registering for resale an equivalent number of shares of our Class A Common Stock. The Series A Preferred Stock will automatically convert into shares of the Company’s Class A Common Stock upon the effectiveness of the shelf registration statement.

PROPOSAL TWO—AMENDMENT TO THE RANGER ENERGY SERVICES, INC. LONG-TERM INCENTIVE PLAN
On August 10, 2017, prior to the Company’s IPO, the Board of Directors adopted the Ranger Energy Services, Inc. 2017 Long-Term Incentive Plan (“LTIP”) for the employees, consultants and the directors of the Company and its affiliates who perform services for the Company. The LTIP is the only equity incentive plan through which the Company grants equity-based awards. As originally adopted, the LTIP authorized 1,250,000 shares of the Company’s Class A common stock and was amended in May 2019 to increase the LTIP authorized shares by 1,600,000 of the Company’s Class A common stock. As of March 31, 2022, only 974,969 shares remained available for issuance under the LTIP. After careful consideration, the Compensation Committee of the Board of Directors and the Board of Directors itself considers this number to be inadequate to achieve the stated purpose of the LTIP in the future. Specifically, the Board of Directors and the Compensation Committee believe that the future success of the Company is dependent upon the quality and continuity of management, and that compensation programs such as stock options, restricted stock units and performance awards are important in attracting and retaining individuals of superior ability and in motivating their efforts on behalf of the Company. For a further discussion of securities authorized for issuance under the LTIP, see “Equity Compensation Plan Information” on page 15 of this Proxy Statement.
The Board has approved, and stockholders are being asked to approve, an amendment to the LTIP (the “LTIP Amendment”) to increase the number of authorized shares available for issuance under the LTIP by 1,000,000 – resulting in a total of 3,850,000 shares authorized under the LTIP. This increase would result in 1,974,969 shares of the Company’s Class A common stock being available for future grants. The LTIP Amendment is provided as Appendix A to this Proxy Statement. If approved by our stockholders, the LTIP Amendment will be effective on May 20, 2022.
We believe that approval of the LTIP Amendment will give us the flexibility to make equity-based awards permitted under the LTIP over the next three years in amounts determined appropriate by the Compensation Committee of the Board of Directors; however, this timeline is simply an estimate used to determine the number of additional shares of the Company’s common stock requested pursuant to the LTIP Amendment and future circumstances may require a change to expected equity grant practices. These circumstances include but are not limited to the future price of the Company’s common stock, award levels and amounts provided by our competitors and our hiring activity over the next few years. The closing market price of our shares of common stock as of March 31, 2022 was $10.25 per share, as reported on the New York Stock Exchange.
As of March 31, 2022, the total number of outstanding shares of our common stock was 18,671,361. When the Board of Directors first approved the LTIP in August 2017, which initially reserved up to 1,250,000 shares of the Company’s Class A common stock for issuance, our dilution (which is the number of shares of Class A common stock then available for grant under the LTIP, divided by the total number of shares of our common stock then outstanding) was approximately 8.2%. Immediately following stockholders’ approval of the LTIP Amendment in May 2019, which reserved up to an additional 1,600,000 shares of the Company’s Class A common stock for issuance, our dilution was approximately 10.3%. As of March 31, 2022, our potential dilution, based on the number of shares of the Company’s Class A common stock remaining available for grant under our LTIP plus the increase in the share reserve contemplated by the LTIP Amendment would be 9.9% if the LTIP Amendment is approved by stockholders. While we are aware of the potential dilutive effect of compensatory equity awards, we also recognize the significant motivational and performance benefits that may be achieved from making such awards.
As of March 31, 2022, there were approximately 70 employees of the Company and its affiliates and eight non-employee directors who are eligible to participate in the LTIP. Currently no eligible persons would be classified as consultants. Shareholder approval of the proposed LTIP Amendment is required under the rules of the New York Stock Exchange applicable to the Company. If the proposed LTIP Amendment is not approved, it will not go into effect. Awards may continue to be made under the LTIP in accordance with its current terms until the shares remaining for Awards under the LTIP are exhausted. For a further discussion of securities authorized for issuance under the LTIP, see “Equity Compensation Plan Information” on page 15 of this Proxy Statement.
Consequences of Failing to Approve the LTIP Amendment
Stockholder approval of the proposed LTIP Amendment is required under the rules of the New York Stock Exchange applicable to the Company. If the proposed LTIP Amendment is not approved, it will not go into effect. Awards may continue to be made under the LTIP in accordance with its current terms until the shares remaining for Awards under the LTIP are exhausted. If that occurs, we may be compelled to increase significantly the cash component of our employee and director compensation, which may not necessarily align employee and director compensation interests with the investment interests of our stockholders as well as alignment provided by equity-based awards. Replacing equity awards with cash also would increase cash compensation expense and use cash that might be otherwise reinvested in our businesses or returned to our stockholders.

Description of the Plan
The following summary describes briefly the principal features of the LTIP, as amended to reflect the LTIP Amendment. The full text of the LTIP as currently adopted is available as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2018, and the following summary is qualified in its entirety by reference thereto. The LTIP Amendment is provided as Appendix A to this Proxy Statement.
The LTIP provides for potential grants of: (i) incentive stock options qualified as such under U.S. federal income tax laws; (ii) nonstatutory stock options that do not qualify as incentive stock options; (iii) stock appreciation rights; (iv) restricted stock awards; (v) restricted stock units; (vi) bonus stock; (vii) performance awards; (viii) dividend equivalents; (ix) other stock-based awards; (x) cash awards; and (xi) substitute awards.
Eligibility
Our employees, consultants and non-employee directors, and employees, consultants and non-employee directors of our affiliates, will be eligible to receive awards under the LTIP.
Administration
Our board of directors, or a committee thereof (as applicable, the "Administrator"), will administer the LTIP pursuant to its terms and all applicable state, federal or other rules or laws. The Administrator will have the power to determine to whom and when awards will be granted, determine the amount of awards (measured in cash or in shares of our Class A common stock), proscribe and interpret the terms and provisions of each award agreement (the terms of which may vary), accelerate the vesting or exercisability of an award, delegate duties under the LTIP and execute all other responsibilities permitted or required under the LTIP.
Securities to be Offered
As noted above, as of March 31, 2022, only 974,969 shares remained available for issuance under the LTIP out of the 2,850,000 authorized for issuance under the LTIP after giving effect to the prior amendment adopted in May 2019. The LTIP Amendment would increase the number of shares of our common stock available for awards under the LTIP by 1,000,000 shares of the Company’s Class A common stock (the “Additional Shares”). Accordingly, a total of 3,850,000 shares of the Company’s Class A common stock would be authorized to be issued under the 2017 Stock Plan, which number also represents the maximum aggregate number of shares of the Company’s Class A common stock that may be issued under the LTIP through incentive stock options.
If stockholders approve the LTIP Amendment, we intend to file, pursuant to the Securities Act of 1933, as amended, a registration statement on Form S-8 to register the Additional Shares.
Types of Awards
Options—We may grant options to eligible persons including: (i) incentive stock options (only to our employees or those of our subsidiaries) which comply with section 422 of the Code (“incentive options”); and (ii) nonstatutory stock options (“nonqualified stock options”). The exercise price of each option granted under the LTIP will be stated in the option agreement and may vary; however, the exercise price for an option must not be less than the fair market value per share of Class A common stock as of the date of grant (or 110% of the fair market value for certain incentive options), nor may the option be re-priced without the prior approval of our stockholders. Options may be exercised as the Administrator determines, but not later than ten years from the date of grant. The Administrator will determine the methods and form of payment for the exercise price of an option (including, in the discretion of the Administrator, payment in Class A common stock, other awards or other property) and the methods and forms in which Class A common stock will be delivered to a participant.
Stock Appreciation Rights—A stock appreciation right (“SAR”) is the right to receive a share of Class A common stock, or an amount equal to the excess of the fair market value of one share of the Class A common stock on the date of exercise over the grant price of the SAR, as determined by the Administrator. The exercise price of a share of Class A common stock subject to the SAR shall be determined by the Administrator, but in no event shall that exercise price be less than the fair market value of the Class A common stock on the date of grant. The Administrator will have the discretion to determine other terms and conditions of SARs.
Restricted Stock Awards—A restricted stock award is a grant of shares of Class A common stock subject to a risk of forfeiture, performance conditions, and restrictions on transferability and any other restrictions imposed by the Administrator in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Administrator. Except as otherwise provided under the terms of the LTIP or an award agreement, the holder of a restricted stock award will have rights as a stockholder, including the right to vote the Class A common stock subject to the restricted stock award or to receive dividends on the Class A common stock subject to the restricted stock award during the restriction period. The Administrator shall provide, in the restricted stock award agreement, whether the restricted stock will be forfeited upon certain terminations of employment. Unless otherwise determined by the Administrator, Class A common stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock award with respect to which such Class A common stock or other property has been distributed.
Restricted Stock Units—Restricted stock units are rights to receive Class A common stock, cash, or a combination of both at the end of a specified period. The Administrator may subject restricted stock units to restrictions (which may include a risk of forfeiture) to be specified in the restricted stock unit award agreement, and those restrictions may lapse at such times determined by the Administrator. Restricted stock units may be settled by delivery of Class A common stock, cash equal to the fair market value of the specified number of shares of Class A common stock covered by the restricted stock units, or any combination thereof determined by the Administrator at the date of grant or thereafter. Dividend equivalents on the specified number of shares of Class A common stock covered by restricted stock units may be paid on a current, deferred or contingent basis, as determined by the Administrator on or following the date of grant.
Bonus Stock Awards—The Administrator will be authorized to grant Class A common stock as a bonus stock award. The Administrator will determine any terms and conditions applicable to grants of Class A common stock, including performance criteria, if any, associated with a bonus stock award.
Performance Awards—The vesting, exercise or settlement of awards may be subject to achievement of one or more performance criteria set forth in the LTIP. The LTIP was originally designed to allow us to provide “performance-based compensation” that was tax deductible by us without regard to the limits of Section 162(m) of the Code. However, the performance-based compensation exception under Section 162(m) of the Code was eliminated by the Tax Cuts and Jobs Act of 2017.
Dividend Equivalents—Dividend equivalents entitle a participant to receive cash, Class A common stock, other awards or other property equal in value to dividends paid with respect to a specified number of shares of our Class A common stock, or other periodic payments at the discretion of the Administrator. Dividend equivalents may be granted on a free-standing basis or in connection with another award (other than a restricted stock award or a bonus stock award).
Other Stock-Based Awards—Other stock-based awards are awards denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the value of our Class A common stock.
Cash Awards—Cash awards may be granted on a free-standing basis, as an element of or a supplement to, or in lieu of any other award.
Substitute Awards—Awards may be granted in substitution or exchange for any other award granted under the LTIP or under another equity incentive plan or any other right of an eligible person to receive payment from us. Awards may also be granted under the LTIP in substitution for similar awards held for individuals who become participants as a result of a merger, consolidation or acquisition of another entity by or with the Company or one of our affiliates.
Certain Transactions
If any change is made to our capitalization, such as a stock split, stock combination, stock dividend, exchange of shares or other recapitalization, merger or otherwise, which results in an increase or decrease in the number of outstanding shares of Class A common stock, appropriate adjustments will be made by the Administrator in the shares subject to an award under the LTIP. The Administrator will also have the discretion to make certain adjustments to awards in the event of a change in control, such as accelerating the vesting or exercisability of awards, requiring the surrender of an award, with or without consideration, or making any other adjustment or modification to the award that the Administrator determines is appropriate in light of such transaction.
Plan Amendment and Termination
Our board of directors may amend or terminate the LTIP at any time; however, stockholder approval will be required for any amendment to the extent necessary to comply with applicable law or exchange listing standards. The Administrator will not have the authority, without the approval of stockholders, to amend any outstanding stock option or stock appreciation right to reduce its exercise price per share. The LTIP will remain in effect for a period of ten years (unless earlier terminated by our board of directors).

Clawback
All awards under the LTIP will be subject to any clawback or recapture policy adopted by the Company, as in effect from time to time.
Federal Income Tax Consequences
The following discussion is for general information only and is intended to summarize briefly the United States federal income tax consequences to participants arising from participation in the LTIP. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a participant in the LTIP may vary depending on his or her particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, nonqualified stock options and SARs with an exercise price less than the fair market value of shares of common stock on the date of grant, SARs payable in cash, RSUs, and certain other awards that may be granted pursuant to the LTIP, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.
Tax Consequences to Participants
Options and SARs. Participants will not realize taxable income upon the grant of an option or a SAR. Upon the exercise of a nonqualified stock option or a SAR, a participant will recognize ordinary compensation income (subject to withholding if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the shares of common stock received, over (ii) the exercise price of the award. A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a nonqualified stock option or SAR that equals the fair market value of such shares of common stock on the date of exercise. Subject to the discussion under “— Tax Consequences to the Company” below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules. When a participant sells the shares of common stock acquired as a result of the exercise of a nonqualified stock option or SAR, any appreciation (or depreciation) in the value of the shares of common stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The shares of common stock must be held for more than 12 months to qualify for long-term capital gain treatment.
Participants eligible to receive an option intended to qualify as an incentive option (i.e., under Section 422 of the Code) will not recognize taxable income on the grant of an incentive option. Upon the exercise of an incentive option, a participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the incentive option (“ISO Shares”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.
Upon the disposition of ISO Shares that have been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Shares. However, if a participant disposes of ISO Shares that have not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Shares at the time of exercise of the incentive option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Shares. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Shares on the exercise date. If the exercise price paid for the ISO Shares exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.
The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive option, unless a participant makes a Disqualifying Disposition of the ISO Shares. If a participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “— Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.
Under current rulings, if a participant transfers previously held shares of common stock (other than ISO Shares that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an option, whether a nonqualified stock option or an incentive option, no additional gain will be recognized on the transfer of such previously held shares of common stock in satisfaction of the nonqualified stock option or incentive option exercise price (although a participant would still recognize ordinary compensation income upon exercise of a nonqualified stock option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of previously held shares of common stock surrendered in satisfaction of the nonqualified stock option or incentive option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the nonqualified stock option or incentive option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above.
The LTIP generally prohibits the transfer of awards other than by will or according to the laws of descent and distribution or pursuant to a qualified domestic relations order, but the LTIP allows the Administrator to permit the transfer of awards (other than incentive options), in its discretion. For income and gift tax purposes, certain transfers of nonqualified stock options should generally be treated as completed gifts, subject to gift taxation.
The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of nonqualified stock options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the options. If a nonqualified stock option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.
In addition, if a participant transfers a vested nonqualified stock option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the nonqualified stock option at the time of the gift. The value of the nonqualified stock option may be affected by several factors, including the difference between the exercise price and the fair market value of the shares of common stock, the potential for future appreciation or depreciation of the shares of common stock, the time period of the nonqualified stock option and the illiquidity of the nonqualified stock option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $16,000 per donee (for 2022, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit or (iii) the marital or charitable deductions. The gifted nonqualified stock option will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.
This favorable tax treatment for vested nonqualified stock options has not been extended to unvested nonqualified stock options. Whether such consequences apply to unvested nonqualified stock options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.
Other Awards: Restricted Stock, Restricted Stock Units, Bonus Stock, Other Stock-Based Awards, and Cash Awards. A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. Individuals will not have taxable income at the time of grant of a restricted stock unit award, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or shares of common stock in settlement of the restricted stock unit award, as applicable, in an amount equal to the cash or the fair market value of the shares of common stock received.
A recipient of a restricted stock award, award of bonus stock or other stock-based award generally will be subject to tax at ordinary income tax rates on the fair market value of the shares of common stock when received, reduced by any amount paid by the recipient; however, if the shares of common stock are not transferable and are subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares of common stock (i) when the shares of common stock first become transferable and are no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Code, or (ii) when the award is received, in cases where a participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares of common stock are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares of common stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.
A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. The tax basis in the shares of common stock received by a participant will equal the amount recognized by the participant as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares of common stock will commence on the later of the date the shares of common stock are received or the restrictions lapse. Subject to the discussion below under “—

Tax Consequences to the Company,” the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.
Tax Consequences to the Company
Reasonable Compensation. In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.
Golden Parachute Payments. The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for future payments under the LTIP could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.
Section 162(m). The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for amounts paid under the LTIP could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1,000,000.
New Plan Benefits

Because awards granted under the LTIP are at the discretion of the Administrator, it is not possible to determine the benefits or amounts that will be received by or allocated to participants under the LTIP using the Additional Shares. Therefore, the New Plan Benefits Table is not provided.

Vote Required
Approval of Proposal TWO requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares on the proposal present virtually or represented by proxy at the Annual Meeting and entitled to vote. Broker non-votes are not taken into account in determining the outcome of this proposal. A vote to ABSTAIN will have the effect of a vote AGAINST the Proposal.
Recommendation
The Board of Directors unanimously recommends that stockholders vote FOR the adoption and approval of the amendment to the Ranger Energy Services, Inc. 2017 Long-Term Incentive Plan.

PROPOSAL THREE—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed BDO as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022. The audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2021, was completed by BDO on March 30, 2022.
The Board of Directors is submitting the appointment of BDO for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders, through their vote, to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the appointment of BDO, the Audit Committee will reconsider the appointment of that firm as the Company’s independent registered public accounting firm.
The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company’s independent registered public accounting firm. The stockholders’ ratification of the appointment of BDO does not limit the authority of the Audit Committee to change independent registered public accounting firms at any time.
Audit and Other Fees
The table below presents the aggregate fees billed or expected to be billed by BDO, the Company’s independent registered public accounting firm, for services provided in the last two fiscal years:

	2021	2020
Audit Fees (1)	$1,182,011	$550,000
Audit-Related Fees	–	–
Tax Fees	–	–
All Other Fees	–	–
Total	$1,182,011	$550,000
_______________________________________________
(1)     The audit fees consist of the aggregate fees paid for professional services rendered for (i) the audit of our annual financial statements included in our Annual Report on Form 10-K, (ii) a review of financial statements included in our Quarterly Reports on Form 10-Q and (iii) the audits of PerfX Wireline Services, LLC (“PerfX”) included in our Form 8-K/A. The increase in audit fees was primarily related to the PerfX audit and the acquisitions that took place during the year ended December 31, 2021.
The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of BDO’s audit, audit-related, tax and other services. For the year ended December 31, 2021, the Audit Committee pre-approved the audit services described above. The Company expects that representatives of BDO will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.
Vote Required
Approval of Proposal THREE requires the affirmative vote of the holders of a majority of the shares present, virtually or by proxy, and entitled to be voted at the Annual Meeting. Votes cast FOR or AGAINST and abstentions with respect to this Proposal TWO will be counted as shares entitled to vote on the Proposal. A vote to ABSTAIN will have the effect of a vote AGAINST the Proposal.
Recommendation
The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for 2022.

AUDIT COMMITTEE REPORT
The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.
The Audit Committee is a separately designated standing committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter adopted as of August 9, 2017, which is reviewed annually.
Management is responsible for our system of internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee is responsible for monitoring (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements and (iii) the independence and performance of our independent registered public accounting firm.
The Audit Committee has reviewed and discussed with our management and the independent registered public accounting firm the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021, including a discussion of the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by standards of the Public Company Accounting Oversight Board (“PCAOB”).
Our independent registered public accounting firm also provided to the Audit Committee the written disclosure required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm that firm’s independence.
Based on the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC.

Audit Committee of the Board of Directors

Michael C. Kearney, Chairman William M. Austin, Member Byron A. Dunn, Member

STOCKHOLDER PROPOSALS
Any stockholder of the Company who desires to submit a proposal for inclusion in the Company’s 2023 proxy materials must submit such proposal to the Company at its principal executive offices no later than December 9, 2022, unless the date of the 2023 Annual Meeting is more than 30 days from May 20, 2022, in which case the proposal must be received at the Company’s principal executive offices a reasonable time before the Company begins to print and mail its 2023 proxy materials. Any stockholder of the Company who desires to submit a proposal for action at the 2023 Annual Meeting, but does not wish to have such proposal included in the Company’s proxy materials, must submit such proposal to the Company at its principal executive offices between January 20, 2023, and February 19, 2023. We will only consider proposals that meet the requirements of the applicable rules of the SEC and our Amended and Restated Bylaws, adopted August 16, 2017.

AVAILABILITY OF CERTAIN DOCUMENTS
A copy of our 2021 Annual Report on Form 10-K has been posted on the Internet along with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. We will mail without charge, upon written request, a copy of our 2021 Annual Report on Form 10-K including exhibits. Please send a written request to J. Brandon Blossman at:
Ranger Energy Services, Inc.
10350 Richmond Avenue, Suite 550
Houston, Texas 77042
The charters for our Audit Committee and Compensation Committee, as well as our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are in the “Corporate Governance” section of our corporate website, which is www.rangerenergy.com, and are also available in print without charge upon written request to J. Brandon Blossman at the address above.
Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to such stockholders upon receipt of a written or oral request to J. Brandon Blossman at the address above, or by calling (866) 648-8133.
If you hold your shares in street name and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

APPENDIX A
AMENDMENT TO 2017 LONG-TERM INCENTIVE PLAN
WHEREAS, Ranger Energy Services, Inc., a Delaware corporation (the “Company”) previously adopted the Ranger Energy Services, Inc. 2017 Long-Term Incentive Plan (the “LTIP”), to provide equity compensation awards for the employees, consultants and the directors of the Company and its affiliates who perform services for the Company; and
WHEREAS, the Company desires to increase the total number of authorized shares to 3,850,000 shares of the Company’s Class A common stock, par value $0.01 per share;
NOW THEREFORE, the Company amends the LTIP as follows:
1. Section 4(a) shall be amended and restated as follows:
“Subject to adjustment in a manner consistent with Section 8, 3,850,000 shares of Stock are reserved and available for delivery with respect to Awards, and such total shall be available for the issuance of shares upon the exercise of ISOs.”
2. All other sections of the LTIP shall remain unchanged.

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